Exhibit 10.32

                                 LOAN AGREEMENT

This Loan Agreement (hereinafter referred to as "Agreement"), is entered into as of the 13th day of August 1998, by and between UTG Communications International, Inc. or its assigns ("UTG") and Blacksea Inv. Ltd. ("Lender") with reference to the following:

WHEREAS Lender has valuable knowledge of and contact with certain persons who are interested in this loan for UTG.

NOW, THEREFORE, IN CONSIDERATION OF and in reliance upon the respective representations and warranties, covenants, terms and conditions herein contained, the parties agree as follows:

Lender provides a loan of SFr. 250,000.00 to UTG for a fixed period of five years ending June 30, 2003. The interests are 5%, payable on June 30 each year.

Lender provides a loan of $200,000.00 to UTG for a fixed period of five years, ending June 30, 2003. The interests are 8%, payable on June 30 each year.

Within 6 months of the date hereof, UTG will issue to the Lender the following 3 years warrants which will entitle the Lender to purchase from UTG, validly issued and non-assessable shares of common stock, $ .00001 par value, of UTG at any time following the effective date of a registration statement under the Securitites Act covering the Warrant Shares through and including June 30, 2001 are included in this agreement.

3000 warrants at a strike price of USD 30.--
3000 warrants at a strike price of USD 50.--
3000 warrants at a strike price of SFR 45.--
3000 warrants at a strike price of SFR 75.--

The Lender has a further option to increase the loans by the same loan amounts as indicated in paragraphs 1 and 2 under the same conditions. All other conditions remain the same as per this Agreement including the warrants issuance to the Lender. This additional option must be excecuted in writing before Januar 31, 1999 and is also payable within this time.

Financial Conditions. UTG has supplied to the Lender and the Investors the latest reports filed within the last six months by UTG. UTG represents and warrants to the Lender and the Investors, that UTG is current with all filings with the Securities Exchange Commission ("SEC") and that it has disclosed any adverse events.

Confidentiality. UTG and Lender agree that the contents and nature of this Agreement are to remain strictly confidential between UTG and Lender. Neither UTG nor Lender shall divulge or distribute the contents of this Agreement to anyone else or use this Agreement in any way except as intended between the parties hereto, unless required by law. In addition, UTG shall hold and keep confidential any information regarding the identity and financial status of any investors and Lender shall hold and keep confidential any information regarding the terms and conditions of this Agreement, unless required by law.

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Indemnification. UTG hereby agrees to indemnify Lender for and hold it harmless against any loss, liability, damage, claim or expense (including the reasonable fees and disbursments of its attorney(s) incurred by or asserted against Lender), arising out of or in connection with its entering into this Agreement, the performance of its duties hereunder and otherwise in respect hereof, including the costs and expenses of defending itself against any claim or liability in connection with this Agreement, except that UTG shall not be liable hereunder as to matters in respect of which Agent is determined to have acted with gross negligence or in bad faith. Agent shall have no liability to the Investor or the Issuer, or any other person in respect to any action taken or UTG, or any other person in respect to any action taken or any failure to act in respect of this Agreement if such action was taken or omitted to be taken in good faith, and Lender shall be entitled to rely in this regard on the advice of counsel.

Miscellaneous

Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof. No supplement, modification or amendement of this Agreement shall be binding unless executed in writing by all the parties. No waiver shall be binding unless executed in writing by the party making the waiver.

Counterparts. This Agreement may be executed simultaneously in one or more conterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures may be acceptable for the purpose of execution of this Agreement.

Assignment. The rights and interests granted hereunder may not be assigned to any third party without the prior written consent of the other party. Upon any valid assignment, this Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

Attorneys' Fees. UTG shall pay from the proceeds all of the attorneys' fees.

Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Switzerland.

Arbitration. The parties hereto agree that any controversy or claim arising under this Agreement will be settled by arbitration in accordance with the Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court or tribunal having jurisdiction thereof. This arbitration shall be commenced within 60 days of the commencement of the arbitration. The findings of such arbitration shall be final and binding on all parties thereto and neither party shall have the right to appeal such findings to any other forum. The place of arbitration will be New York.

Severability. If any portion of this Agreement shall be declared or determined to be invalid, the remainder hereof shall nevertheless remain in full force and effect.

Notice. All written notices, demands or requests of any kind, which either party may be required or may desire to serve on the other in


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

connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notices, demands and requests to be made by personal service, provided that acknowledgment of receipt is made. Notice shall be deemed given upon personal delivery or three (3) days after depositing in the U.S. Mail, postage prepaid.

Headings and Interpretation. Titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way, define, limit, extend or describe the scope of this Agreement or any provision thereof. No provision in this Agreement is to be interpreted for or against either party because that party or its legal representative drafted such provision.

Further Assurances. Each party agrees to execute and acknowledge such other instruments as may be reasonably necessary to effect the transactions contemplated herein.

Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the date herein first written above.


/s/ Ueli Ernst
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UTG Communications International, Inc.


/s/ A. Sala
--------------------------------------------------
Lender - BLACKSEA INVESTMENT LTD.
            Mr. A. SALA, Director


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